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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                             Pursuant to Section 13
                           or 15(d) of the Securities
                              Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2002
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                               MARGO CARIBE, INC.
                      ____________________________________


             (Exact name of Registrant as specified in its charter)


        Puerto Rico                   0-15336                     66-0550881
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(State or other jurisdiction     (Commission File No.)         (IRS Employer
      of incorporation)                                      Identification No.)

Road 690, Kilometer 5.8, Vega Alta, Puerto Rico                      00692
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       (Address of  principal offices)                            (Zip Code)


Registrant's telephone number, including area code: (787) 883-2570
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         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS

     On October 14, 2002, Margo Caribe, Inc., through its wholly-owned subsidiary Margo Nursery Farms, Inc., entered into a joint venture to grow sod, palms, and trees on an approximately 254 acre farm located on the South Coast of Puerto Rico. Margo will own one-third of the equity of the new entity, Salinas Holdings, Inc. The remaining two-thirds will be owned in equal parts by Mr. Mark Greene and another local private investor. Mr. Greene was formerly a director of Margo and resigned from the Board of Directors in connection with this transaction. Margo is required to make an equity cash contribution to the new entity in the amount of up to $775,000. The farm would be leased from an entity controlled by the other local investor for an initial 10 year term with renewal options for an additional 20-year period.

     The new entity has entered into a five year management agreement with Margo Nursery Farms, Inc. (automatically renewable for additional five year terms unless otherwise elected by Salinas Holdings) whereby Margo Nursery Farms will manage the new entity and will be responsible for all sales and marketing activities for the new entity. Under the terms of the management agreement, Margo Nursery Farms will receive a basic administrative fee of $2,000 per month and a commission on gross collected revenues varying from 15% to 17%. During the term of the management agreement, Margo has agreed not to grow sod or to have more than 50 cuerdas (a cuerda equals approximately 0.97 of an acre) of palms or trees under cultivation on its facilities. Margo currently is not engaged in the business of growing sod.

     The operations of the new entity will not be consolidated with the financial statements of Margo, but instead will be reported on the equity method of accounting for investments. Accordingly, Margo's financial statements will reflect Margo's proportionate share (33.3%) in the net income or loss of the new entity.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              MARGO CARIBE, INC.



                                              By: /s/ Alfonso Ortega
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                                                  Alfonso Ortega
                                                  Vice President and
                                                  Chief Financial Officer

Date:  October 16, 2002